Exhibit 10.15

GRANT OF PARTICIPATION RIGHT

TO:	CRESCAT PORTFOLIO MANAGEMENT LLC

FROM:	1246779 B.C. LTD. (the "ISSUER") (To be renamed Western Alaska Minerals Corp.)

In consideration for the contemporaneous subscription for securities of the Issuer by Crescat Portfolio Management LLC (for itself and/or for accounts managed by Crescat Portfolio Management LLC (collectively, “Crescat”)), the sufficiency of which consideration is hereby acknowledged, the Issuer hereby grants Crescat the right to purchase additional securities of the Issuer (the “Participation Right”) on the following terms and conditions:

1.	Each time the Issuer proposes to proceed with an additional issue, by private placement or public offering, of:

(i)	any common shares in the capital of the Issuer ("Common Shares");

(ii)	any option, warrant or other right to subscribe for, purchase or otherwise acquire any Common Shares; or

(iii)	any debt securities convertible into Common Shares,

other than Excluded Issues (as defined below) (the securities being offered herein referred to as the "Offered Securities"), the Issuer shall offer to Crescat, subject to applicable securities laws and the policies of the stock exchange on which the Common Shares are listed, the right to subscribe for Offered Securities on the same terms and conditions at which the Offered Securities are to be offered to other third parties. More specifically, Crescat shall be offered that percentage (the "Proportional Percentage") of the Offered Securities calculated by dividing the aggregate number of Common Shares of the Issuer owned by Crescat on the date of an Offer (as defined below) by the number of Common Shares of the Issuer which are issued and outstanding on the date of the Offer.

"Excluded Issues" shall mean the following issues of securities of the Issuer: (i) the grant or exercise of equity incentives and other similar issuances in the nature of compensation pursuant to an approved equity incentive plan of the Issuer; (ii) the exercise of options, warrants or other rights to subscribe for, purchase or otherwise acquire any Common Shares, which options, warrants or other rights are outstanding as at the date hereof; (iii) the fulfillment of contractual obligations of the Issuer existing as at the date hereof; or (iv) the issuance of securities in connection with arm’s length acquisitions of non-cash assets, including as property option payments.

2.	Each offer pursuant to section 1 above (an "Offer") shall be made in writing by the Issuer and shall specify:

(i)	the proposed terms and conditions relating to the Offered Securities, including but not limited to the price thereof;

(ii)	the proposed aggregate number of the Offered Securities;

(iii)	the proposed date on which the issuance of the Offered Securities is to be completed (the "Closing Date"); and

(iv)	the number of then outstanding Common Shares.

For greater certainty, the Issuer’s delivery to Crescat of a form of subscription agreement for the Offered Securities shall constitute an Offer for the purposes of this section 2. Promptly on receipt of an Offer, Crescat shall confirm receipt of the Offer and advise the Issuer of the number of Common Shares that Crescat owns as of the date of the Offer.

Subject to section 5 below, the Issuer will deliver an Offer to Crescat not less than 5 business days before the proposed Closing Date.

3.	If Crescat wishes to subscribe for up to its Proportional Percentage of the Offered Securities it may do so by (i) giving notice in writing of the exercise of the Participation Right to the Issuer (and thereafter returning any other signed documentation provided by the Issuer relating to the Offer) or (ii) executing and delivering a completed subscription agreement substantially in the form provided by the Issuer and, in either case, specifying the number of Offered Securities it desires to purchase up to its Proportional Percentage of the Offered Securities. If Crescat desires to purchase a number of Offered Securities in excess of its Proportionate Percentage, the sale to Crescat of such additional Offered Securities will be at the Issuer's sole discretion.

4.	If an Offer is not accepted by Crescat in writing on or before the close of business on the date which is the third business day immediately after delivery to Crescat of the Offer, Crescat will be deemed to have declined to exercise the Participation Right in respect of the Offered Securities set out in such Offer, and the Issuer may offer such Offered Securities to any person provided that the terms of purchase for the Offered Securities, including but not limited to price, will not be more favourable to that person than that contained in the Offer delivered to Crescat.

5.	Crescat acknowledges that, between the time it receives an Offer and the time the Issuer settles the terms of the offering of the Offered Securities, the terms of the offering of Offered Securities may change from those described in the Offer. The Issuer agrees to maintain communications with Crescat during this period for the purposes of keeping it informed with respect to changes to the details set forth in the Offer. The Participation Right is intended to allow Crescat the opportunity to participate in an offering of Offered Securities on the terms on which others participate only. As long as the Issuer keeps Crescat informed of changes to the details set forth in the Offer on a timely basis and allows Crescat not less than five business days (or such lesser number of days as Crescat may agree) to consider participating on the ultimate terms of an Offering, the Issuer shall not be required to start a new ten business day period for delivery of a new Offer each time terms of the offering change.

6.	The Participation Right terminates on the date on which Crescat’s ownership of Common Shares falls below 3% of the then outstanding Common Shares.

7.	Nothing in this Participation Right shall obligate the Issuer to undertake any offering of Offered Securities. The Participation Right shall be temporarily suspended to the extent that such right materially interferes or conflicts with a take-over bid, a statutory plan of arrangement or an amalgamation, as may in good faith be determined by the Issuer's board of directors consistent with the directors' fiduciary duty to act in the best interests of the Issuer.

8.	The Participation Right is transferable by Crescat to an “affiliate,” and shall be solely governed by and interpreted and enforced in accordance with the laws of Delaware.

9.	If and when applicable, the Issuer covenants and agrees that it will deliver to Crescat, before the end of February of each year, an annual passive foreign investment company (“PFIC”) information statement for the Issuer’s most recently completed fiscal year, containing such information and statements as may be reasonably requested by Crescat in order to make a Qualified Electing Fund election. The Issuer will promptly inform Crescat in writing when the Issuer is no longer a PFIC within the meaning of the United States Internal Revenue Code. The provisions of this section will survive the termination of the Participation Right.

10.	The Participation Right and all terms, covenants and conditions contained herein shall inure to the benefit of and shall be binding upon the Issuer and its successors and assigns.

DATED at Denver, Colorado this October 14, 2021

1246779 B.C. LTD.

/s/ James Ward
Name: James Ward
Title: Officer
I have the authority to bind the Issuer

Accepted as of the date written above:

CRESCAT PORTFOLIO MANAGEMENT LLC

/s/ Kevin C. Smith
Name: Kevin C. Smith
Title: Chief Investment Officer